Exhibit 3.1

Amended and Restated

as of August 16, 2007

SECOND AMENDED AND RESTATED

BYLAWS

OF

ALLIANCE ONE INTERNATIONAL, INC.

ARTICLE I

Capital Shares

Section 1.

Certificates.  Shares of

Alliance One International, Inc. (the “Corporation”) shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.  Transfer books in which shares shall be transferred shall be kept by the Corporation or by one or more transfer agents appointed by it.  A record shall be kept of each share certificate that is issued.  The Corporation shall have the right to appoint at any time or from time to time one or more registrars of its capital shares.

Section 2.

Transfer of Shares.  Shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by an attorney on surrender of the certificate representing such shares duly endorsed and, if sought to be transferred by an attorney, accompanied by a written power of attorney.  The Corporation shall recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 3.

Lost Destroyed and Mutilated Certificates.  After receiving notice from a shareholder of any loss, destruction or mutilation of a share certificate, the Secretary or his nominee may in his discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction and the deposit of a bond in such form and amount and with such surety as the Secretary or his nominee may require.

Section 4.

Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are first mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

ARTICLE II

Shareholders

Section 1.

Annual Meeting.  Subject to the Board of Directors' ability to postpone a meeting under Virginia law, the annual meeting shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting.  The annual meeting shall be held for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws.  To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder.  In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely, a shareholder's notice must be in writing and delivered or mailed to and received by the Secretary not less than sixty (60) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting.  A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of the Corporation's shares that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.  Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II (Section 1); provided, however, that nothing in this Article II (Section 1) shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.  In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Article II (Section 1), the chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and, if he shall so determine, he shall so declare to the meeting and such business shall not be transacted.

Section 2.

Special Meetings.  Special meetings of the shareholders may be held at any time and at any place designated in the notice thereof upon call of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors.

Section 3.

Notice.

  Notice in writing of every annual or special meeting of the shareholders, stating the date, time and place, and, in case of a special meeting, the purpose or purposes thereof, shall be mailed not less than ten (10) nor more than sixty (60) days before any such meeting to each shareholder of record entitled to vote at such meeting, at his address as it appears in the share transfer books of the Corporation.  Such further notice shall be given as may be required by law, but meetings may be held without notice if all of the shareholders entitled to vote at the meeting waive such notice, by attendance at the meeting or otherwise, in accordance with law.

Section 4.

Quorum.  A majority of the votes entitled to be cast by any voting group on any matter, represented in person or by proxy, shall constitute a quorum of such voting group with respect to action on such matter.  If at the time and place of the meeting there be present less than a quorum, the meeting may be adjourned from time to time by the Chairman or by the vote of a majority of the shares present in person or by proxy without notice other than announcement at the meeting.

Section 5.

Voting.  Except as otherwise specified in the Articles of Incorporation or the Virginia Stock Corporation Act, at all meetings of the shareholders, each holder of an outstanding share may vote in person or by proxy, and shall be entitled to one vote on each matter voted on at such meeting for each share registered in the name of such shareholder on the books of the Corporation on the record date for such meeting.  Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

Unless a greater vote is required pursuant to the Articles of Incorporation or the Virginia Stock Corporation Act, if a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast favoring the action exceed the votes cast opposing the action.  Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6.

Presiding Officer.  All meetings of the shareholders shall be presided over by the Chairman of the Board of Directors or, in his absence or at his request, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Vice Chairman of the Board of Directors or any other person appointed by the Board.  The presiding officer shall have the power to adjourn the meeting.  In case none of the Chairman of the Board of Directors, the President or the Vice Chairman of the Board of Directors or other Board-appointed presiding officer is present, the meeting shall elect a chairman.  The Secretary or, in his absence or at his request, an Assistant Secretary shall act as secretary of such meetings.  In case there be present neither the Secretary nor an Assistant Secretary, a secretary may be appointed by the chairman of the meeting.

Section 7.

Inspectors and Tellers.  An appropriate number of inspectors and tellers for any meeting of the shareholders may be appointed by or pursuant to the direction of the Board of Directors.  Inspectors and tellers so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE III

Directors

Section 1.

General Powers.  The business and the affairs of the Corporation shall be managed under the direction of the Board of Directors, and, except as expressly provided by law, the Articles of Incorporation or these bylaws, all of the powers of the Corporation shall be vested in such Board of Directors.

Section 2.

Number and Election of Directors.  The number of directors constituting the Board of Directors shall be eleven (11), who shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible.  Directors of each class shall be elected by the shareholders to serve for the terms specified in the Articles of Incorporation and, unless sooner removed in accordance with the Articles of Incorporation and applicable law, shall serve until their respective successors are duly elected and qualified.  Any vacancy may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next annual meeting of the shareholders.  At such annual meeting of the shareholders, the shareholders shall elect a director to fill the vacancy, and the newly elected director shall hold office for a term expiring at the annual meeting of the shareholders at which the term of the class to which he has been elected expires.

Section 3.

Nomination of Directors.  Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director only if written notice of such nomination or nominations is delivered or mailed to the Secretary of the Corporation (i) in the case of an annual meeting of shareholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 50 days nor more than 75 days prior to such anniversary date and (ii) in the case of an annual meeting of shareholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.  Such notification shall contain the following information:  (a) the name, age and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the nominee's qualifications to serve as a director; (d) the name and residence address of the notifying shareholder; and (e) the number of shares owned by the notifying shareholder.  The Secretary of the Corporation shall deliver all such notices to the Governance and Nominating Committee of the Board of Directors or to such other committee as may be appointed from time to time by the Board of Directors for the purpose of recommending to the Board of Directors candidates to serve as directors or, in the absence of any such committee, to the Board of Directors, for review.  The Governance and Nominating Committee or such other committee shall thereafter make its recommendation to the Board of Directors, and the Board of Directors shall thereafter make its determination, with respect to whether such candidate should be nominated for election as a director.  The chairman of the meeting shall disregard nominations not made in accordance with the provisions of this Article III (Section 3) and all votes cast for each such nominee shall be disregarded.

Section 4.

Annual Meeting.  A regular annual meeting of the Board of Directors shall be held following the adjournment of the annual meeting of the shareholders at such place as the Board of Directors may designate.  The regular annual meeting of the Board of Directors shall be held for the election of officers of the Corporation and the transaction of all other business as shall come before the such meeting.

Section 5.

Special Meeting.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or by any two members of the Board of Directors on such date and at such time and place as may be designated in such call, or may be held on any date and at any time and place without notice by the unanimous written consent of all the members or by the presence of all of the members at such meeting.

Section 6.

Notice of Meetings.  Notice of the time and place of every meeting of the Board of Directors shall be mailed, telephoned or transmitted by any other means of telecommunication by or at the direction of the Secretary or other officer of the Corporation to each director at his last known address not less than twenty-four (24) hours before such meeting, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board of Directors.  Such notice need not describe the purpose of a special meeting.  Meetings may be held at any time without notice if all the directors waive such notice, by attendance at the meeting or otherwise, in accordance with law.

Section 7.

Quorum:  Presence at Meeting.  A quorum at any meeting of the Board of Directors shall consist of a majority of the number of directors fixed from time to time in these bylaws.  Members of the Board of Directors may participate in any meeting of the Board of Directors by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting may simultaneously hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 8.

Voting.  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Articles of Incorporation or these bylaws require the vote of a greater number of directors.  A director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken is deemed to have assented to the action unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

Section 9.

Compensation of Directors.  Directors, as such, shall not receive any stated salary for their services, except that, by resolution of the Board of Directors, directors may be paid (i) a retainer in an amount determined by the Board of Directors for their services as such, (ii) an additional retainer in an amount determined by the Board of Directors for their services as Chairman of the Board of Directors or Chairman of any special or standing committee of the Board of Directors, and (iii) a fixed sum and expenses for attendance at each regular, adjourned, or special meeting of the Board of Directors or any special or standing committee thereof.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 10.

Eligibility.  No person shall be elected or reelected to the Board of Directors if at the time of any proposed election or reelection he shall have attained the age of 75 years.

Section 11.

Chairman of the Board of Directors.  The Board of Directors shall elect from its number at each annual meeting a Chairman of the Board of Directors, who shall preside at all meetings of the shareholders, the Board of Directors and the Executive Committee and shall have such other powers as may be conferred upon him by the Board of Directors.  The Board of Directors may also elect from time to time a Vice Chairman of the Board of Directors.  Either the Chairman or Vice Chairman also may serve in such capacity as an officer of the Corporation subject to Article V below, with such duties and powers as may be conferred upon him by the board of Directors.  Subject to the provisions of the Articles of Incorporation, the Chairman or Vice Chairman of the Board of Directors may withdraw, resign or be removed at any time, and any vacancy occurring therefrom or from any other cause whatever may be filled by a majority of the number of directors fixed by these bylaws.

ARTICLE IV

Executive and Other Committees

Section 1.

Creation of Executive Committee.  There shall be an Executive Committee of the Board of Directors which shall consist of not less than three (3) directors.  Subject to the provisions of the Articles of Incorporation of the Corporation, the members of the Executive Committee shall serve until the Board of Directors designates their successors or until removed.  Except as otherwise provided by the Articles of Incorporation or these bylaws, the Executive Committee, when the Board of Directors is not in session, shall have all powers vested in the Board of Directors by law, by the Articles of Incorporation or by these bylaws; provided, that the Executive Committee shall not have the authority to take any action that may not be delegated to a committee under the Virginia Stock Corporation Act.  The Executive Committee shall report at the next regular or special meeting of the Board of Directors on action which the Executive Committee has taken since the last regular or special meeting of the Board of Directors.

Section 2.

Audit Committee.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, shall elect an Audit Committee, having the membership, powers and authority set forth in a charter adopted by resolution of the Board.  Such charter may be amended from time to time by resolution of the Board.

Section 3.

Committee on Executive Compensation.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, shall elect a Committee on Executive Compensation having the membership, powers and authority set forth in a charter adopted by resolution of the Board.  Such charter may be amended from time to time by resolution of the Board.

Section 4.

Governance and Nominating Committee.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, shall elect a Governance and Nominating Committee having the membership, powers and authority set forth in a charter adopted by resolution of the Board.  Such charter may be amended from time to time by resolution of the Board.

Section 5.

Other Committees.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these bylaws, may establish such other standing or special committees of the Board of Directors as it may deem advisable, consisting of two (2) or more directors.  The members, terms and authority of such committees shall be in the resolutions enabling the same.

Section 6.

Meetings.  Regular and special meeting of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to date, time, place and notice as are specified in these bylaws for regular and special meetings of the Board of Directors.

Section 7.

Quorum and Manner of Acting.  A quorum of the members of any committee serving at the time of any meeting thereof for the transaction of business at such meeting shall consist of a majority of such members.  The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

Section 8.

Term of Office.  Members of any committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until the Board of Directors dissolves such committee.

Section 9.

Resignation and Removal.  Subject to the Articles of Incorporation, any member of a committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board, President or the Secretary, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

Section 10.

Vacancies.  Subject to the provisions of the Articles of Incorporation, any vacancy occurring in a committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by the bylaws.

ARTICLE V

Officers

Section 1.

Required Officers.  The officers of the Corporation shall be a Chief Executive Officer, a President, and a Secretary, together with such other officers, including one or more Executive Vice Presidents, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors) and a Treasurer, as may be elected from time to time by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2.

Election of Officers:  Compensation.  The officers of the Corporation shall be elected by the Board of Directors and shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified; provided, however, that any officer may be removed and the resulting vacancy filled at any time, with or without cause, by the Board of Directors.  The salaries or compensation of all officers of the Corporation shall be fixed by or pursuant to the direction of the Board of Directors.

Section 3.

The Chief Executive Officer.  The Chief Executive Officer shall be primarily responsible for the implementation of policies of the Board of Directors.  He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors.  Except as otherwise provided in these bylaws, in the absence of the Chairman, the Chief Executive Officer shall preside at all corporate meetings.  He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly and exclusively delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.  In addition, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4.

President.  The President shall perform such duties as shall be required of him by the Chief Executive Officer or Board of Directors.  The President may sign and execute in the name of the Corporation deeds, mortgage, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly and exclusively delegated by the Board of Directors, the Chief Executive Officer or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.  During the absence or inability of the Chief Executive Officer to act, the President shall act in the place of the Chief Executive Officer and shall be the Acting Chief Executive officer of the Corporation.

Section 5.

Executive Vice Presidents; Vice Presidents.  The Executive Vice Presidents and Vice Presidents shall perform such duties as shall be required of them by the Chief Executive Officer, the President or the Board of Directors.  Any Executive Vice President or Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly and exclusively delegated by the Board of Directors, the Chief Executive Officer or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 6.

Secretary.  The Secretary shall prepare and maintain custody of the minutes of all meetings of the Board of Directors and shareholders of the Corporation.  When requested, he shall also act as secretary of the meetings of the committees of the Board of Directors.  He shall see that all notices required to be given by the Corporation are duly given and served; he shall have custody of all deeds, leases, contracts and other important corporate documents; he shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation; and he shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, or the Board of Directors.  An Assistant Secretary may exercise any of the functions or perform any of the duties of the Secretary.

Section 7.

Treasurer.  The Treasurer shall have custody of the moneys and securities of the Corporation, shall sign or countersign such instruments as require his signature and shall perform such other duties as may be incident to his office or are properly required of him by the Chief Executive Officer, the President or the Board of Directors.  An Assistant Treasurer may exercise any of the functions or perform any of the duties of the Treasurer.

ARTICLE VI

Miscellaneous

Section 1.

Voting of Shares.  Shares of any corporation which this Corporation shall be entitled to vote may be voted either in person or by proxy, by the Chief Executive Officer, the President or by any other officer expressly authorized by this Corporation's Board of Directors or Executive Committee, and each such officer is authorized to give this Corporation's consent in writing to any action of such corporation, and to execute waivers and take all other necessary action on behalf of the Corporation with respect to such shares.

Section 2.

Seal.  The corporate seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved two concentric circles between which is inscribed the name of the Corporation and in the center the year of its organization and the word "corporate seal".

Section 3.

Control Share Acquisitions.  Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia (“Control Share Acquisitions”) shall not apply to the Corporation.

Section 4.

Amendments to Bylaws.  Unless proscribed by the Articles of Incorporation, the Board of Directors of the Corporation shall have the power to adopt and from time to time amend, alter, change or repeal these bylaws with or without the approval of the shareholders of the Corporation, but bylaws so made, amended, altered or changed, may be further altered changed or repealed by the shareholders.  The shareholders in adopting or amending a particular bylaw may provide expressly that the Board of Directors may not amend or repeal that bylaw.